2016 PROXY RESULTS
A Special Meeting of the Limited Partners was held on January 21, 2016, as reconvened on February 18, 2016 and March 10, 2016, to consider the proposals described below. Each proposal was approved. The results of the voting at the Special Meeting are as follows:


1.To obtain voting instructions regarding the Master Fund Proposal to approve the new investment advisory agreement.


Hatteras Core Alternatives Fund, L.P.
			No. of Votes
Affirmative		489,080
Against			11,913
Abstain			103,405
Total			604,398

Hatteras Core Alternatives TEI Fund, L.P.
			No. of Votes
Affirmative		683,629
Against			9,461
Abstain			101,207
Total			794,297

Hatteras Core Alternatives Institutional Fund, L.P.
			No. of Votes
Affirmative		488,810
Against			13,193
Abstain			148,249
Total			650,252

Hatteras Core Alternatives TEI Institutional Fund, L.P.
			No. of Votes
Affirmative		2,018,935
Against			8,412
Abstain			66,246
Total			2,093,593

2.To obtain voting instructions regarding the Master Fund
Proposal to approve the investment sub-advisory agreement.

Hatteras Core Alternatives Fund, L.P.
			No. of Votes
Affirmative		481,907
Against			13,368
Abstain			109,123
Total			604,398

Hatteras Core Alternatives TEI Fund, L.P.
			No. of Votes
Affirmative		681,353
Against			10,365
Abstain			102,759
Total			794,477


Hatteras Core Alternatives Institutional Fund, L.P.
			No. of Votes
Affirmative		488,810
Against			13,193
Abstain			148,249
Total			650,252


Hatteras Core Alternatives TEI Institutional Fund, L.P.
			No. of Votes
Affirmative		2,020,134
Against			7,214
Abstain			66,246
Total			2,093,594